UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2010

EXACTECH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-28240	59-2603930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2320 NW 66th Court Gainesville, Florida 32653
(Address of Principal Executive Office)

Registrant’s telephone number, including area code (352) 377-1140

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On March 19, 2010, the Board of Directors (the “Board”) of Exactech, Inc., a Florida corporation (the “Company”), took action to amend Article III of the Company’s bylaws (the “Bylaws”) to increase the size of the Board from seven to eight members. This action will allow the Company to add a member and allow for increased diversity of perspective, expertise and background. Additionally, on March 25, 2010, the Board took action to amend Article VI of the Bylaws to eliminate the requirement that the Board make a preliminary determination with respect to the entitlement of a director, officer or other indemnified person to indemnification under the Bylaws prior to the Company being able to advance expenses to such person in respect of an action brought against such person in connection with that person’s service to the Company. The foregoing description of the amendments to the Bylaws is only a summary and is qualified in its entirety by reference to the full text of the Bylaws, as amended, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Corporate Bylaws, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACTECH, INC.

Date: March 25, 2010	By:	/s/ Joel C. Phillips
Joel C. Phillips
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Corporate Bylaws, as amended.